UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2008

GUARANTY FINANCIAL GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	Commission File Number	74-2421034
(State or other jurisdiction of incorporation or organization)	001-33661	(I.R.S. Employer Identification No.)

1300 MoPac Expressway South

Austin, Texas 78746

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (512) 434-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2008, Craig E. Gifford submitted to Guaranty Financial Group Inc. (the “Company”) his written notice of resignation as Chief Accounting Officer in order to assume the same position at a larger financial institution. Mr. Gifford’s resignation shall be effective October 27, 2008.

The Board of Directors has appointed Ronald D. Murff, the Company’s Senior Executive Vice President and Chief Financial Officer, to serve as the Company’s principal accounting officer on an interim basis until a successor for Mr. Gifford may be identified. This interim appointment shall be effective as of October 28, 2008.

On October 8, 2008, Harold L. Shults, Jr. submitted to the Board of Directors his written notice of resignation as Senior Executive Vice President, Insurance, effective immediately.

The Board of Directors has directed that Kevin J. Hanigan, the Company’s Senior Executive Vice President and Chief Banking Officer, assume interim responsibility for oversight of the Company’s insurance agency operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY FINANCIAL GROUP INC.
Date: October 10, 2008	By:	/s/ Scott A. Almy
Name: Scott A. Almy
Title: Executive Vice President, General Counsel and Secretary